SCHEDULE 14A INFORMATION


                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                           (Amendment No. __________)




Filed by Registrant:   /x/
Filed by a Party other than the Registrant:  / /

Check the appropriate box:

/ /       Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/       Definitive Proxy Statement
/ /       Definitive Additional Materials
/ /       Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /       $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
          or 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

/ /       Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held July 14, 1997




TO THE SHAREHOLDERS OF
ADVANCED AERODYNAMICS & STRUCTURES, INC.:

     You are cordially invited to attend the Annual Meeting of Shareholders of Advanced Aerodynamics & Structures, Inc. ("AASI" or the "Company") , which will be held in the Earhart Room, Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California 90815, on Monday, July 14, 1997, at 10:00 a.m. Pacific time, to consider and act upon the following matters:

     1. The election of directors; and

     2. Such other business as may properly come before the Meeting or any adjournments of the Meeting.

     Only holders of record of Common Stock of the Company at the close of business on May 15, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                    By Order of the Board of Directors



                                    Carl Chen, Ph.D.
                                    Chairman of the Board,
                                    President and Chief Executive Officer

3501 Lakewood Blvd.
Long Beach, California 90808
(562) 938-8618
June 1, 1997

                                 PROXY STATEMENT

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

                             3501 Lakewood Boulevard
                          Long Beach, California 90808
                              ____________________

                         ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held July 14, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Shareholders to be held in the Earhart Room, Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California 90815, on Monday, July 14, 1997, at 10:00 a.m. Pacific time, and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A Shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The close of business on May 15, 1997 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting. As of the record date, the Company had outstanding: 6,900,000 shares of Class A Common Stock, par value $.0001 per share; 2,000,000 shares of Class B Common Stock, par value $.0001 per share; 4,000,000 shares of Class E-1 Common Stock, par value $.0001 per share; and 4,000,000 shares of Class E-2 Common Stock, par value $.0001 per share. The Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock are substantially identical, except that the holders of Class A Common Stock have the right to cast one vote, and the holders of Class B Common Stock, Class E-1 Common Stock, and Class E-2 Common Stock have the right to cast five votes, for each share held of record on all matters submitted to a vote of the holders of Common Stock, including the election of directors. The Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when voting by class is required by applicable law. Holders of the Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably, as a single class, in all of the assets of the Company available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Except as described herein, no preemptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof.

     As of the record date, there were approximately ____ shareholders of record of the Company's Class A Common Stock, 4 holders of record of the Company's Class B Common Stock and Class E-1 Common Stock and 5 holders of record of the Company's Class E-2 Common Stock. The Company believes that there are a significant number of beneficial owners of its Class A Common Stock whose shares are held in "street name."

     The Company's principal executive offices are located 3501 Lakewood Blvd., Long Beach, California 90808. This Proxy Statement and the accompanying proxy were mailed to Shareholders on or about June 1, 1997.

                              ELECTION OF DIRECTORS

     In accordance with the Certificate of Incorporation and Bylaws of the Company, the Board of Directors consists of not less than three nor more than seven members, the exact number to be determined by the Board of Directors. At each annual meeting of the Shareholders of the Company, directors are elected for a one year term. The Board of Directors is currently set at five members. The Board of Directors proposes the election of the nominees named below.

     Shareholders are entitled to cumulate their votes for directors. This means that a shareholder may give one nominee as many votes as are equal to the number of Directors to be elected, multiplied by the number of shares owned by such shareholder, or to distribute his or her votes as the shareholder sees fit among two or more nominees on the same principle, up to the total number of nominees to be elected. The five nominees receiving the highest number of votes at the Annual Meeting from the holders of Common Stock will be elected.

     Unless marked otherwise, proxies received will be voted FOR the election of the each of the nominees named below, and the votes will be distributed equally among the nominees. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED HEREIN.

     The Board of Directors proposes the election of the following nominees as members of the Board of Directors:


                Carl Chen, Ph.D.
                Gene Comfort
                C.M. Cheng
                Steve Gorlin
                James A. Lovell


     If elected, the nominees are expected to serve until the 1996 Annual Meeting of Shareholders.

Information with Respect to Each Nominee and Executive Officers.

     The following table sets forth certain information with respect to each nominee and executive officer of the Company as of May 31, 1997.


      Name                Age                Position
---------------------   ------     -------------------------------------------

Carl Leei Chen, Ph.D.     50       Chairman of the Board, President,
                                   Chief Executive Officer, Director and
                                   Director Nominee

Gene Comfort              53       Executive Vice President, General Manager,
                                   Director and Director Nominee

C.M. Cheng                50       Director and Director Nominee

Steve Gorlin              59       Director and Director Nominee

James A. Lovell           68       Director and Director Nominee

Other Officers:

William V. Leeds          53       Senior Vice President

David M. Turner, CPA      61       Chief Financial Officer


     Directors serve until the next annual meeting or until their successors are elected or appointed. All officers are appointed by and serve at the discretion of the Board of Directors, other than Dr. Chen, who has an employment agreement with the Company. See "Management - Employment Agreement." There are no family relationships between any directors or officers of the Company.

     Dr. Carl L. Chen is the founder of the Company and has been its President and a director since the Company's incorporation in January 1990 and the Chief Executive Officer of the Company since December 1994. From January 1992 to October 1995, Dr. Chen served as President, and since January 1992 has been a minority stockholder, of Union China Investment and Development Group, Inc. ("Union China"), a company located in Monterey Park, California, which was formed to invest in commercial real estate. Union China confirmed a plan of reorganization pursuant to Chapter 11 of the Federal bankruptcy laws in August 1995. The bankruptcy case for Union China was closed in May 1996 pursuant to a Final Decree and Order Closing Case entered by the Bankruptcy Court for the Central District of California. Since January 1992, Dr. Chen has served as the President of California Aerospace Technology, Inc., a consulting company for the satellite industry, located in Monterey Park, California. Dr. Chen was Chairman of SIDA Corporation, a high technology trading company located in Monterey Park, California, from 1989 to May 1996. Prior to founding the Company in 1990, Dr. Chen was a Satellite System Engineering Manager at Hughes Space and Communications, Inc. for 15 years. Dr. Chen has a Ph.D. in Engineering from the California Institute of Technology and Masters Degrees in Control Engineering and Aerospace Engineering from UCLA and West Virginia University, respectively. Dr. Chen is a graduate of the Owner/President Management program at the Graduate School of Business Administration of Harvard University.

     Gene Comfort has been the Executive Vice President and General Manager of the Company since September 1995 and a director since May 1996. From July 1993 to September 1995, Mr. Comfort was the Vice President-Marketing of the Company, and he was the Director of Marketing of the Company from April 1991 to July 1993. Mr. Comfort has been involved in the aircraft industry for over 25 years in a variety of marketing, sales and management positions. Mr. Comfort is a single and multi engine rated pilot.

     C.M. Cheng has served as a director of the Company since June 1996. Since April 1996, Mr. Cheng has been a Vice President of Eurotai International, Ltd., a private company located in Taipei, Taiwan, which distributes health food products. From 1984 to April 1996, Mr. Cheng served as a Vice President, Director of the Office of the President, and Manager of Corporate Planning with Taiwan Yeu Tyan Machinery, Mfg. Co. Ltd., a public company located in Taipei, Taiwan, which manufactures automobiles and heavy equipment. From 1980 to 1983, Mr. Cheng was an Associate Professor of Economics and Management at Taiwan National Sun-Yet-Sen University. Mr. Cheng is the director of Harpa Limited, a corporation organized under the laws of the Cayman Islands ("Harpa"), a principal stockholder of the Company. See "Certain Relationships and Related Transactions" and "Principal Shareholders."

     Steve Gorlin has served as a director of the Company since July 1996. Over the past twenty-five years, Mr. Gorlin has founded several biotechnology and pharmaceutical companies, including Hycor Biomedical, Inc., Theragenics Corporation, CytRx Corporation, and Medicis Corporation, which are public companies, and SeaLite Sciences, Inc., which is a private company. Mr. Gorlin founded, and served as Chairman of the Board of, EntreMed Inc., a public company, from its inception in 1991 until December 1995 (EntreMed was privately held during his tenure). He founded, and is a member of the Board of Directors of, Perma-Fix Environmental Services, Inc., a public company involved in the disposal of hazardous waste. Mr. Gorlin also established the Touch Foundation, a non-profit organization for the blind. He is a single and multi-engine pilot.

     James A. Lovell Jr. is the former spacecraft commander of the Apollo 13 mission. He currently is the President of Lovell Communications, a business devoted to disseminating information about the United States Space Program. Prior to that he was Executive Vice President of Centel Corporation. Mr. Lovell is a Fellow in the Society of Experimental Test Pilots and a member of the Golden Eagles. He has been granted many honors and awards, including the Presidential Medal for Freedom, the French Legion of Honor and the Congressional Space Medal of Honor. In 1994 he and Jeff Kluger wrote Lost Moon, the story of the Apollo 13 mission.

     William V. Leeds served as the Senior Vice President of the Company from 1991 to September 1994 and acted as a consultant to the Company on an as-needed basis since that time and rejoined the company as an officer in January of 1997. He was one of the key employees responsible for obtaining the Type Certificate for the JETCRUZER 450. From October 1994 until January 1997, Mr. Leeds has served as the General Manager of Aerostar Corporation, a private company located in the State of Washington engaged in the development and sale of small aircraft. From February 1986 to January 1990, Mr. Leeds was the General Manager of Quiet Nacelle Corp., a private company which retrofits aircraft engine nacelles for noise reduction. Mr. Leeds has an Aeronautical Engineering Degree from Northrop Institute of Technology and is an FAA Structure Designated Engineering Representative (DER). He is a single engine, instrument rated pilot.

     David M. Turner, CPA joined the Company in January 1997. Prior to that, from 1994, he served as the Chief Financial Officer of Taitron Incorporated, a publicly held company that distributes discrete semiconductors. From 1991 to
1994, Mr. Turner was President and sole owner of Maynard Enterprises, Incorporated, a privately held consulting business working primarily in the health care industry. From 1988 to 1991, Mr. Turner was the Chief Financial Officer and Corporate Vice President of Finance of the Greater Southeast Management Company, a Washington D.C. company that operated an inner city health care system, which included two hospitals, three nursing homes and several subsidiary health care companies in the Mid Atlantic area. During the same period, Mr. Turner was President and a Director of Greater Southeast Asset Management Company, the asset-holding subsidiary of the Greater Southeast Healthcare System. Mr. Turner received a Master of Business of Administration from the University of Cincinnati.

     The Board of Directors held no meetings in 1996. The Board of Directors has a Compensation Committee, which makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company. The members of the Compensation Committee are Messrs. Cheng, Gorlin and Lovell. The Board of Directors also has an Audit Committee which reviews the results and scope of the audit and other accounting related matters. The members of the Audit Committee are currently Messrs. Cheng and Lovell. Neither committee met during 1996.

     The Company has agreed to nominate a designee of the Underwriter of its recent public offering who is reasonably acceptable to the Company for election to the Company's Board of Directors, if so requested by the Underwriter, for a period of five years from December 6, 1996.


                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has authorized the firm of Price Waterhouse LLP, independent public accountants, to serve as auditors for the fiscal year ending December 31, 1997. A representative of Price Waterhouse LLP, will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Further, the representative of Price Waterhouse LLP, will be available to respond to appropriate questions.

                                   MANAGEMENT

Executive Compensation

     The following tables set forth certain information as to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 1996 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                 Annual Compensation(1)
                                 -----------------------
 Name and Principal Position     Year     Salary    Bonus    Other Compensation
-------------------------------  ----     ------    ------   -------------------

Carl L. Chen, Ph.D.              1996   $304,099                  $242,763(2)
 Chairman and Chief Executive    1995   $ 53,000(3)               $242,000(2)
 Officer                         1994   $      0                  $      0

Gene Comfort                     1996   $136,276                  $ 33,000(4)
   Executive Vice President      1995   $ 90,000                  $      0
                                 1994   $ 55,000                  $     0

__________________

(1) The compensation described in this table does not include medical insurance, retirement benefits and other benefits which are available generally to all employees of the Company and certain perquisites and other personal benefits, the value of which did not exceed the lesser of $50,000 or 10% of the executive officer's compensation in the table.

(2) Represents the approximate fair market value of 135,416 shares of Class B Common Stock, 270,832 shares of Class E-1 Common Stock, and 270,832 shares of Class E-2 Common Stock issued to Dr. Chen in June 1996 and earned by him under the New Management Agreement during 1995. See "Certain Relationships and Related Transactions."

(3) Pursuant to the New Management Agreement, which became effective on January 29, 1995 (the "New Management Agreement"), Dr. Chen was entitled to receive a salary of $323,000 in 1995. This amount was accrued and unpaid as of December 31, 1995. In May 1996, Dr. Chen agreed to convert $300,000 of such accrued amount into 16,724 shares of Class B Common Stock, 33,448 shares of Class E-1 Common Stock and 33,448 shares of Class E-2 Common Stock and to receive the remainder in cash. See "Certain Transactions" and Note 6 of Notes to Financial Statements. $30,000 of the amount stated reflects the approximate fair value of such shares. In May 1996, the New Management Agreement was terminated, and Dr. Chen's annual salary was changed to $200,000 per year. See "Employment Agreement."

(4) Represents the approximate fair market value of 17,460 shares of Class B Common Stock, 34,919 shares of Class E-1 Common Stock, and 34,919 shares of Class E-2 Common Stock issued to Mr. Comfort in May 1996 in exchange for services rendered.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                   Percentage of
                                   Total Options
                 Number of Share    Granted to
                  Underlying      Employees and   Exercise or
                   Options         Directors in    Base Price    Expiration
 Name              Granted          Fiscal Year    Per Share        Date
--------------- ----------------- --------------- ------------ ----------------

Gene Comfort        25,000             22.73          $5.0     July 15, 2006
C.M. Cheng          25,000             22.73          $5.0     July 15, 2006
Steve Gorlin        25,000             22.73          $5.0     July 15, 2006
William V. Leeds    25,000             22.73          $5.0     September 3, 2006

___________________

(1) None of the reported options were in-the-money at the end of the fiscal year as a result of the closing price of the Common Stock as reported on the NASDAQ System on December 31, 1996 ($3.875/share) being less than the exercise price of those options ($5.00/share).


Employment Agreement

     The Company entered into an eight-year employment agreement (the "Chen Employment Agreement") with Dr. Carl Chen, the Company's, Chairman, Chief Executive Officer and President, commencing in May 1996. The Chen Employment Agreement provides that, in consideration for Dr. Chen's services, he is to be paid an annual salary of $200,000. He will receive increases in salary and bonuses as deemed appropriate by the Board of Directors. The Company will maintain life insurance coverage on Dr. Chen, and Dr. Chen may name the beneficiary of such policy. The Chen Employment Agreement also provides that he will not compete with the Company during the term of the Agreement and for eighteen months thereafter and that, if Dr. Chen's employment is terminated by the Company without cause (as defined therein), he will receive up to eighteen months' salary as severance, payable monthly commencing on the thirtieth day following such termination without cause.

Compensation of Directors

     Non-employee directors receive $1,000 for each Board of Directors meeting attended. The Company pays all out- of-pocket expenses of attendance.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 1, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group.


                                                  Common Stock        Percent of   Percent of Total
Name and Address of Beneficial Owner(1)       Beneficially Owned(2)    Ownership    Voting Power(3)
-------------------------------------------  ----------------------- ------------  -----------------

Dr. Carl L. Chen(4)........................        4,196,460              24.83%         36.88%
Gene Comfort(5)............................           87,298                .52            .77
C.M. Cheng(5)(6)...........................        5,217,860              30.87           5.85
Steve Gorlin(7)............................           15,000                .09            .03
James A. Lovell Jr.(5).....................                0                  0              0
Harpa Limited(8)...........................        5,217,860              30.87           45.85
Shih Jen Yeh(8)............................        5,217,860              30.87           45.85
Chyao Chi Yeh(8)...........................        5,217,860              30.87           45.85
All executive officers and directors as a
group (5 persons)..........................        9,516,618              56.31           83.53

______________________

(1) Except as otherwise indicated, the address of each principal stockholder is c/o the Company at 3501 Lakewood Blvd., Long Beach, California 90808. The Company believes that all persons named have sole voting power and sole investment power, subject to community property laws where applicable.

(2) Except as otherwise noted, all shares beneficially owned are 20% Class B Common Stock and 80% Class E Common Stock, which shares of Class E Common Stock are subject to redemption by the Company if the Company does not achieve certain income or market price levels.

(3) The Common Stock of the Company is divided into four classes. Each share of Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock is entitled to five votes per share, and Class A Common Stock is entitled to one vote per share.

(4) Includes 200,000 shares of Class E-2 Common Stock held by Julie C. Chen, as trustee of the Eric F. Chen Trust under Declaration of Trust dated August 31, 1996, for the benefit of Eric F. Chen, Dr. Chen's son. Julie Chen is Dr. Chen's sister-in-law. Dr. Chen disclaims beneficial ownership of the 200,000 shares held by the Trust for the benefit of his son.

(5) Excludes 25,000 shares of Class A Common Stock issuable upon the exercise of options not exercisable within 60 days of this Proxy Statement.

(6) Includes 5,217,860 shares of Common Stock held by Harpa Limited, a Cayman Island corporation ("Harpa"). C.M. Cheng is a director of Harpa and has sole voting and investment control over the shares of Common Stock held by Harpa and thus may be deemed to beneficially own such shares. Mr. Cheng disclaims beneficial ownership of such shares. The address of Harpa is c/o Coutts Co. (Cayman) Ltd., Coutts House, P.O. Box 707, West Bay Road, Grand Cayman, Cayman Islands.

(7) Common Stock beneficially owned is Class A Common Stock which was contained in Units purchased by Mr. Gorlin in March and April 1997. Excludes 25,000 shares of Class A Common Stock issuable upon the exercise of options not exercisable within 60 days of the date of this Proxy Statement.

(8) The voting stock of Harpa is currently held equally by Shih Jen Yeh and Chyao Chi Yeh, who are children of Song Gen Yeh, the former Chairman and principal stockholder of the Company. See "Certain Transactions." The address of Mr. Shih Jen Yeh and Mr. Chyao Chi Yeh is 14th Floor, No. 55,
     Section 2, Chung-Cheng Road, Shih-Lin District, Taipei, Taiwan.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that each person listed under the Principal Shareholder table (other than James Lovell, who was not a director of the Company in fiscal 1996) failed to timely file the report on Form 3 as required pursuant to Rule 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of April 30, 1997, all Form 3 reports required to be filed during fiscal 1996 had been filed, and the Company is not aware of any failures to file a required form. The reports on Form 3 which were not timely filed each related to the initial registration of the Company's securities under Section 12 of the Exchange Act.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From January 1990 through December 1993, Mr. Song Gen Yeh, who was at that time a principal stockholder and director of the Company, advanced funds to the Company in the aggregate amount of $10,478,000. In December 1993, the Company entered into an agreement with Mr. Yeh to repay such advances through the issuance of 584,074 shares of Class B Common Stock, 1,168,148 shares of Class E-1 Common Stock, and 1,168,148 shares of Class E-2 Common Stock of the Company. Such shares were issued to Mr. Yeh in June 1996. From 1994 through 1995, Mr. Yeh provided additional advances to the Company aggregating $250,000. In June 1996, such advances were repaid by the Company through the issuance of 13,937 shares of Class B Common Stock, 27,873 shares of Class E-1 Common Stock, and 27,873 shares of Class E-2 Common Stock. Such shares were subsequently transferred to Harpa Limited ("Harpa"), a Cayman Islands corporation the voting stock of which is controlled by two of Mr. Yeh's children. C.M. Cheng, a director of the Company, is the Director of Harpa and, as such, has the power to vote the shares of the Company's Common Stock held by Harpa. See "Principal Stockholders."

     In January 1990, the Company entered into a five-year agreement (the "Management Agreement") with SIDA Corporation ("SIDA"). Dr. Carl L. Chen, the Chairman, Chief Executive Officer and President of the Company, was, at that time, a principal stockholder of SIDA, and the other two stockholders of SIDA were also, at that time, stockholders of the Company. The Management Agreement provided for annual payments to SIDA of $140,000 for management services consisting essentially of those customarily performed by the President of a company. The SIDA agreement expired by its terms in January 1995. As of June 30, 1996, SIDA was owed $259,000 of unpaid management fees. This amount, together with accrued interest of $64,000 through August 30, 1996, was paid from the proceeds of a Bridge Financing in September 1996. In October 1993 and February 1994, the Company obtained loans from SIDA in the aggregate principal amount of $110,000, bearing interest at 12%. These loans, together with accrued interest of $31,000, were repaid from the proceeds of the Bridge Financing in September 1996.

     In February and July 1994, the Company received loans in an aggregate principal amount of $565,000, bearing interest at a rate of 12%, from four individuals who were at the time not affiliated with the Company. One of such persons, C.M. Cheng, became a director of the Company in June 1996. These loans, together with accrued interest of $161,000, were repaid with the proceeds of the Bridge Financing in September 1996.

     In December 1994, the Company entered into a New Management Agreement (the "New Management Agreement") with Dr. Chen which took effect in January 1995. Pursuant to the New Management Agreement, Dr. Chen agreed to serve as the Company's President and Chief Executive Officer. The New Management Agreement had a term of 10 years and provided that Dr. Chen was to receive a signing bonus of 139,365 shares of Class B Common Stock, 278,730 shares of Class E-1 Common Stock, and 278,730 shares of Class E-2 Common Stock, an annual salary of $350,000, and additional annual compensation payable in 147,727 shares of Class B Common Stock, 295,454 shares of Class E-1 Common Stock, and 295,454 shares of Class E-2 Common Stock. In May 1996, Dr. Chen agreed to terminate the New Management Agreement. Pursuant to the New Management Agreement and in connection with its termination, the Company issued a total of 577,823 shares of Class B Common Stock, 1,155,647 shares of Class E-1 Common Stock, and 1,155,647 shares of Class E-2 Common Stock to Dr. Chen. At June 30, 1996, $144,000 remained accrued and unpaid under the New Management Agreement. This amount was paid to Dr. Chen with the proceeds of the Bridge Financing in September 1996.

     In May 1996 the Company entered into an Employment Agreement with Dr. Chen pursuant to which he agreed to serve as its Chairman, Chief Executive Officer and President. See "Management Employment Agreement." As of August 31, 1996, compensation of $69,000 was accrued and unpaid under this Agreement. This amount was paid from the proceeds of the Bridge Financing in September 1996.

     From September 1995 through August 1996, Dr. Chen made loans bearing interest at a rate of 12% to the Company in the aggregate principal amount of $562,000. In May 1996, Dr. Chen agreed to convert $336,000 of these loans into 187,118 shares of Class B Common Stock, 374,236 shares of Class E-1 Common Stock, and 374,236 shares of Class E-2 Common Stock. The remaining $226,000 principal amount of these loans, together with $36,000 of accrued interest, was repaid with the proceeds of the Bridge Financing in September 1996.

     In 1994 and 1995, the Company obtained loans from General Bank in the aggregate principal amount of $900,000. This loan bore interest at the prime rate plus 1.5% and had a maturity date of October 1996. Repayment of the loan was guaranteed by the Small Business Administration, the California Export Finance Office and Dr. Chen and was secured by substantially all the assets of the Company. The total outstanding balance of the loan of approximately $915,000 (including accrued interest) was repaid from the proceeds of the Bridge Financing in September 1996.

     In May 1996, the Company issued 17,460 shares of Class B Common Stock, 34,919 shares of Class E-1 Common Stock, and 34,919 shares of Class E-2 Common Stock to Gene Comfort, its Executive Vice President, as partial consideration for marketing and general administrative services performed by Mr. Comfort for the Company. In September 1996, $34,000 of accrued but unpaid salary was paid to Mr. Comfort from the proceeds of the Bridge Financing.

     In September 1996, the Company granted options to purchase 25,000 shares of Class A Common Stock to each of C.M. Cheng and Steve Gorlin, directors of the Company, and Gene Comfort, an officer and director of the Company, and 5,000 shares of Class A Common Stock to Sandra Andre, an officer of the Company, at an exercise price of $5.00 per share. The options vest in equal annual installments over five years.

     The Company believes that each of the foregoing transactions was on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties.


                            PROPOSALS OF SHAREHOLDERS

     A proper proposal submitted by a shareholder for presentation at the Company's 1998 Annual Meeting and received at the Company's executive offices no later than December 31, 1997, will be included in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting.


                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                                    EXPENSES

     The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.


                          ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report for the fiscal year ended December 31, 1996 is being mailed to Shareholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.